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                         NOBEL EDUCATION DYNAMICS, INC.

                      Non-qualified Stock Option Agreement
                      ------------------------------------


     Non-qualified Stock Option Agreement dated as of ________, 199__ ("Agreement") between Nobel Education Dynamics, Inc., a Delaware corporation (the "Company"), and __________ ("Employee").

1.   Definitions
     -----------

     1.1 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.2 "Committee" means the Compensation Committee appointed by the Board of Directors of the Company to administer the Plan.

     1.3 "Common Stock" means the Company's Common Stock, par value $0.001 per share.

     1.4  "Date of Exercise" means the date on which the notice required by
Section 4.1 hereof is received by the Company.

     1.5  "Date of Grant" means ____________, 199_.

     1.6 "Fair Market Value" shall mean the value of the Common Stock arrived at by a good faith determination of the Committee and shall be:

          (a) The mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date specified;

          (b) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the specified date, if there are no such sales on the specified date but there are such sales on dates within a reasonable period both before and after the specified date (determined as set forth in Section 7(a) of the Plan);

          (c) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

          (d) Such other method of determining Fair Market Value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.
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     1.7  "Option" means the option granted hereunder.  The Option hereby granted is a non-qualified stock option (i.e., not an "incentive stock option" within the meaning of section 422 of the Code).

     1.8 "Optioned Stock" means the shares of Common Stock that are subject to the Option.

     1.9 "Plan" means the Nobel Education Dynamics, Inc. 1995 Stock Incentive Plan attached as Exhibit A and incorporated herein by reference.

     1.10 "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Award is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any successor.

     1.11  "Termination Date" means the earliest to occur of the following:

          (a) the tenth (10th) anniversary of the Date of Grant;

          (b) If Employee's employment by the Company (and Subsidiaries) is terminated by either party for any reason other than death or disability, the date three months after the date of such termination of employment;

          (c) If Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during Employee's employment and Employee's employment is terminated as a consequence of such disability, the date one year after the date of such termination of employment; or

          (d) If Employee shall die during Employee's employment, the date one year after the date of death;

provided that if Employee's employment is terminated for any reason other than death and Employee shall die following such termination of employment but prior to the expiration of the period determined under clause (b) or (c) above (whichever is applicable), then the Termination Date shall mean the earlier of
(i) the tenth (10th) anniversary of the Date of Grant and (ii) the date one year after the date of death;

  provided, further, that, in any event, the Committee shall have the authority to extend further the Termination Date if permitted to do so by the Plan.

2.   Grant of Option.
     ---------------

     Subject to the terms and conditions of this Agreement, the Company hereby grants to Employee the option to purchase the number of shares of Common Stock listed on the signature page hereof. The exercise price of the Option in respect of each share of Optioned Stock shall be

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$______, subject to adjustment pursuant Section 9 hereof and the Plan.
Notwithstanding the foregoing, only full shares shall be issued hereunder, and any fractional share which might otherwise be issuable upon the exercise of the Option shall be forfeited.

3.   Time of Exercise.
     ----------------

     The Option shall be exercisable from time to time following the Date of Grant through the Termination Date with respect to all or any portion of the Option which shall have been vested as of the Date of Exercise. The Option shall vest with respect to one-third of the shares of Optioned Stock subject thereto as of the Date of Grant on each of the first, second and third anniversary dates of the Date of Grant. The Option shall terminate absolutely at 5:00 p.m. New York Time on the Termination Date.

4.   Manner of Exercise; Payment.
     ---------------------------

     4.1 Exercise of the Option shall be effected by giving written notice of exercise to the Company, in care of the Secretary of the Company. Any such notice shall state the number of shares of Optioned Stock for which the Option is being exercised and shall be accompanied by payment in full of the exercise price for such shares of Optioned Stock. Such notice shall be irrevocable once given.

     4.2 Employee shall have the right to exercise the Option with respect to all or part of the Optioned Stock. Exercise of the Option with respect to part of the Optioned Stock does not waive or limit Employee's rights with respect to the balance of the Optioned Stock.

     4.3 The exercise price for the Optioned Stock upon exercise shall be payable in cash or its equivalent; provided, however, that if the Committee, in its discretion, so determines at or prior to the time of exercise, Employee may pay all or a portion of the exercise price in shares of Common Stock previously acquired by Employee; provided further that if such shares were acquired through exercise of an option or under a stock appreciation right or through the grant by the Company of restricted stock or unrestricted stock, Employee shall have held such shares for a period of more than 12 months on the Date of Exercise; provided further that any right to pay the exercise price by delivery of shares shall be subject to applicable laws. In the event all or a portion of the aggregate exercise price is paid with shares of Common Stock, the shares of Common Stock surrendered in payment of such Option shall be valued at the Fair Market Value of such shares on the Date of Exercise.

5.   Nontransferability.
     ------------------

     The Option shall not be assignable or transferable by Employee, otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable only by the Grantee; provided that in the event of Employee's legal disability, the Option may be so exercised by Employee's guardian or legal representative and in the event of Employee's death, the Option may

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be so exercised by Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of Employee. If Employee is married at the time of exercise of the Option and if Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of Employee and Employee's spouse, jointly, with right of survivorship.

6.   Securities Laws
     ---------------

     The Company may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that the Option granted hereunder, and the exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Option, the printing of legends on certificates issued pursuant to Section 7 and requiring Employee to deliver to the Company a representation letter as to Employee's investment intent.

7.   Issuance of Certificates for Shares
     -----------------------------------

     Subject to the provisions of this Agreement, the certificates for the shares of Common Stock issuable upon exercise of the Option shall be delivered to Employee (or to such person entitled thereto in accordance with Section 5) as promptly after the Date of Exercise as is feasible, provided that the exercise shall not be complete, and the Company shall not be obligated to make such deliveries, until (a) Employee has made payment in full for such shares of Optioned Stock pursuant to Section 4 and (b) Employee and the Company (or such Subsidiary as is the employer of Employee) have arranged for the payment by Employee to the Company (or such Subsidiary), or the withholding from Employee's other compensation, of an amount in cash equal to the amount of any tax required to be withheld by the Company (or such Subsidiary) by any applicable federal or state laws or regulations on account of such exercise. The Company may also condition delivery of shares of Common Stock upon the prior receipt from Employee of any undertakings or representations that it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

8.   Rights Prior to Issuance of Certificates
     ----------------------------------------

     Neither Employee nor the person to whom the rights of Employee shall have passed by will or the laws of descent and distribution shall have any of the rights of a stockholder with respect to any shares of Optioned Stock until the date of the issuance to such person of certificates for such shares of Optioned Stock pursuant thereto.

9.   Stock Dividends; Subdivision or Combination of Shares
     -----------------------------------------------------

     The number of shares of Common Stock subject to the Option (as well as the Option exercise price per share), shall, subject to the provisions of section 424(a) of the Code, (a) be

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adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company and (b) be adjusted as provided in Section 11 of the Plan upon certain other events.

10.  Option Not to Affect Employment
     -------------------------------

     The Option granted hereunder shall not confer upon Employee any right to continue in the employment of the Company or any Subsidiary of the Company.

11.  Withholding.
     -----------

     Each Employee authorizes the Company to make any required withholding from such Employee's compensation for the payment of any and all income taxes and other sums that may be due any governmental authority (other than taxes imposed directly upon the Company) as a result of the receipt by Employee of compensation income pursuant to the foregoing payments, and agrees, if requested by the Company and if the Company has complied with its obligations hereunder, and in lieu of all or a portion of such withholding, to pay the Company in a lump sum such amounts as the Company may be required to remit to any governmental authority on behalf of Employee in respect of any such taxes and other sums. Subject to applicable law, and to the extent permitted by the Committee in accordance with the Plan, Employee may satisfy the minimum required federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock.

12.  Status of Option; Interpretation.
     --------------------------------

     The Committee shall have sole power to resolve any dispute or disagreement arising out of this Agreement. The Option is subject to the terms and conditions of the Plan as now in effect and as may be amended, from time to time, in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any of the terms of this Agreement).

13.  Miscellaneous
     -------------

     13. All notices and other communications hereunder shall be in writing and shall be transmitted by messenger, courier service or certified first-class mail (in each case postage or cost of delivery prepaid) and shall be effective when delivered. The address for notices and other communications of (i) the Company is Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, PA 19063, Attn: Corporate Secretary, and (ii) Employee is the address set forth below under Employee's signature. Either party may change its address for notice given notice to the other pursuant to this Section 13.1.

     13. This Agreement may be executed in two or more counterparts all of which taken together will constitute one and the same instrument.

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     13.  This Agreement shall be governed by the applicable Code provisions to the maximum extent possible; otherwise, the operation of, and the rights of Employee under this Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                         Nobel Education Dynamics, Inc.


                         By:
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                         EMPLOYEE:



                         ----------------------------------------


                         Employee's Address:



Number of Shares
of Optioned Stock:    ___________________

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